UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 17, 2005

MID-STATE BANCSHARES

(Exact Name of registrant as specified in its charter)

California	000-23925	77-0442667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1026 East Grand Avenue, Arroyo Grande, CA		93420
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (805) 473-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications Pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

On May 17, 2005, the shareholders of Mid-State Bancshares (the “Company”) approved the Mid-State Bancshares 2005 Equity Based Compensation Plan (the “2005 Plan”). The purpose of the 2005 Plan is to enable the Company to attract, retain and reward key employees of the Company and of its affiliates and to strengthen the mutuality of interests between such key employees and the Company’s shareholders by offering such key employees equity or equity-based incentives.  The 2005 Plan reserves 1,000,000 common shares for issuance in accordance with its terms. The 2005 Plan is administered by the Compensation Committee of the Company’s Board of Directors and provides for the grant of stock options, stock appreciation rights, restricted shares, restricted share units, performance based cash only awards, or any combination thereof.

A more detailed summary of the material features of the 2005 Plan is set forth in the Company’s proxy statement for the 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 15, 2005. The summary in the proxy statement and the description of the 2005 Plan contained herein are qualified in their entirety by reference to the full text of the 2005 Plan, which is included as part of the proxy statement and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:

MID-STATE BANCSHARES

Date: May 26, 2005	By:	/s/ JAMES W. LOKEY
James W. Lokey
President
Chief Executive Officer

	By:	/s/ JAMES G. STATHOS
James G. Stathos
Executive Vice President
Chief Financial Officer